CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                              BRIDGE BANCORP, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the president and the secretary of Bridge Bancorp, Inc., do hereby certify and set forth:

     (1)     The name of the corporation is Bridge Bancorp, Inc.

     (2) The certificate of incorporation of Bridge Bancorp, Inc. was filed by the Department of State on the 13th day of September, 1988.

     (3) Paragraph 4. of the certificate of incorporation of Bridge Bancorp, Inc., which sets forth the aggregate number of shares of one class only of the common stock of the par value of Five Dollars ($5.00) which this corporation shall have authority to issue, is hereby amended to increase the number of shares this corporation shall have authority to issue and to thereby read as follows:

     4. The aggregate number of shares which this Corporation shall have authority to issue is Six Million Five Hundred Thousand (6,500,000) shares, all of which shall be common shares of the par value of Five Dollars ($5.00) each.

     (4) This amendment to the certificate of incorporation of Bridge Bancorp, Inc. was authorized by vote of the board of directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 15th day of April, 1997, a quorum being present.


     IN  WITNESS  WHEREOF,   the  undersigned  have  executed  and  signed  this
certificate this 28th day of April, 1997.


                                   /S/
                                   __________________________________
                                   Thomas J. Tobin, President


                                   /S/
                                   __________________________________
                                   Michael P. Kochanasz , Secretary

STATE OF NEW YORK )
                  ) ss:
COUNTY OF SUFFOLK)

     On the 28th day of April, 1997, before me personally came Thomas J. Tobin and Michael P. Kochanasz, to me known, who, being by me duly sworn, did depose and say that they reside at 2488 Montauk Highway, Bridgehampton, New York 11932; that they are, respectively, the President and Secretary of Bridge Bancorp, Inc., the corporation described in and which executed the foregoing instrument; and that they signed their names thereto by order of the board of directors of said corporation.


                                   /S/
                                   __________________________________
                                   Notary Public


                                   MARY A. HYER
                                   Notary Public, State of New York
                                   No. 4811162, Suffolk County
                                   Commission Expires June 30, 1998

CERTIFICATE OF AMENDMENT

OF

BRIDGE BANCORP, INC.

Under Section 805 of the Business Corporation Law




STATE OF NEW YORK
DEPARTMENT OF STATE
FILED:  MAY 8, 1997
TAX $12,500.00
BY: JAN
COUNTY OF SUFFOLK